Proxy Voting Results

A special Meeting of the Shareholders of VALIC Company I (VC I) Broad Cap
Value Income Fund, Capital Conservation
Fund, Foreign Value Fund, Global Equity
Fund, Global Strategy Fund, Large Cap
Core Fund, Large Capital Growth Fund, Mid
Cap Strategic Growth Fund, Small Cap
Special Values Fund, Small Cap Strategic
Growth Fund, and the VALIC Ultra Fund
(the "Funds") was held on November 9,
2007.  Each Fund adopted the following
proposals, as applicable.

1. To approve a new investment sub-
advisory agreement between the Variable
Annuity Life Insurance Company
(VALIC) and American Century Global
Investment Mangement, Inc. (American
Century Global"), which provides that
American Century Global will manage a
portion of the assets of the VALIC Ultra
Fund; and

Votes in Favor of Proposal
	80,359,784.343
Votes Against Proposal 1
3,989,737.989
Votes Abstained Proposal 1
	4,792,289.476

2. To approve an arrangement to permit
VALIC, on behalf of the Funds, to
terminate, replace or add sub-advisers or modify sub-advisory agreements without shareholder approval.

*	Broad Cap Value Income

Votes in Favor of Proposal 2
	2,016,744.234
Votes Against Proposal 2
	318,579.780
Votes Abstained Proposal 2	2,294.934

*	Capital Conservation Fund

Votes in Favor of Proposal 2
	12,370,724.919
Votes Against Proposal 2
	 3,091,272.647
Votes Abstained Proposal 2
	1,269,987.445

*	Foreign Value Fund

Votes in Favor of Proposal 2
	59,469,104.825
Votes Against Proposal 2
	11,357,136.693
Votes Abstained Proposal 2
	2,797,138.856

*	Global Equity Fund

Votes in Favor of Proposal 2
	24,966,617.341
Votes Against Proposal 2
	5,139,759.674
Votes Abstained Proposal 2
	1,756,361.077

*	Global Strategy Fund

Votes in Favor of Proposal 2
	29,697,367.233
Votes Against Proposal 2
	5,003,014.296
Votes Abstained Proposal 2
	1,609,829.472

*	Large Cap Core Fund

Votes in Favor of Proposal 2
	5,460,470.315
Votes Against Proposal 2
	646,918.506
Votes Abstained Proposal 2
	204,625.506


*	Large Capital Growth Fund

Votes in Favor of Proposal 2
	33,429,288.892
Votes Against Proposal 2
	7,740,695.021
Votes Abstained Proposal 2
	1,846,119.216


*	Mid Cap Strategic Growth Fund

Votes in Favor of Proposal 2
	17,694,454.975
Votes Against Proposal 2
	2,947,551.166
Votes Abstained Proposal 2
	959,705.101


*	Small Cap Special Values Fund

Votes in Favor of Proposal 2
	20,297,263.364
Votes Against Proposal 2
	4,000,395.275
Votes Abstained Proposal 2
	968,429.186


*	Small Cap Strategic Growth Fund

Votes in Favor of Proposal 2
	9,286,404.689
Votes Against Proposal 2
	2,343,915.409
Votes Abstained Proposal 2
	632,885.848


*	VALIC Ultra Fund

Votes in Favor of Proposal 2
	71,569,038.007
Votes Against Proposal 2
	11,917,791.086
Votes Abstained Proposal 2
	5,654,982.716